Exhibit 8.1

MAYER, BROWN, ROWE & MAW LLP

190 South La Salle Street
Chicago, Illinois 60603-3441

Main Telephone
(312) 782-0600
Main Fax
(312) 701-7711

October 17, 2003

Australian Mortgage Securities Limited
Australian Securitisation Management Pty Limited
Level 6, 12 Castlereagh Street
Sydney, NSW 2000
Australia

Re:                               ARMS II Global Fund 2

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-11 (the “Registration Statement”), and the Prospectus forming a part thereof (the “Prospectus”) filed by you with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to the US $ Mortgage Backed Floating Rate Bonds (“US $ Bonds”).  The Registration Statement and the Prospectus relate to the offer and sale of the US $ Bonds to be issued by Permanent Custodians Limited, in its capacity as trustee of the ARMS II Global Fund 2 (in such capacity, the “Issuer Trustee”) pursuant to the terms of the Amended and Restated Master Trust Deed, the direction from Australian Securitisation Management Pty Limited, as manager, to the Issuer Trustee to issue the US $ Bonds, the Deed of Variation, the Bond Trust Deed and the Paying Agency Agreement (collectively, the “Documents”) as described in the Registration Statement.  The Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement.  We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion.  Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Bonds to an original purchaser who is subject to United States federal income tax that appears under the heading “United States Federal Income Tax Matters” in the Prospectus (the “Tax Description”).  Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

We have assumed for the purposes of the opinions set forth below that the US $ Bonds will be issued as described in the Registration Statement and that the US $ Bonds will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration.  We have also assumed that the Documents and the US $ Bonds will be duly authorized by all necessary corporate action and that the US $ Bonds will be duly issued, executed, authenticated and

Brussels  Charlotte  Chicago  Cologne  Frankfurt  Houston  London  Los Angeles  Manchester  New York  Palo Alto  Paris  Washington, D.C. Independent Mexico City Correspondent:  Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

delivered in accordance with the provisions of the Documents.  In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth in the Tax Description.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that, while the Tax Description does not purport to discuss all possible U.S. federal income tax ramifications of the purchase, ownership, and disposition of the US $ Bonds, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm the opinions set forth in the Prospectus under the headings “Summary—U.S. Tax Status” and “United States Federal Income Tax Matters”, which discuss the material federal income tax consequences of the purchase, ownership, and disposition of the US $ Bonds.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “United States Federal Income Tax Matters”, “Summary – U.S. Tax Status” and  “Legal Matters” set forth in the Prospectus, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

MAYER, BROWN, ROWE & MAW LLP

WAL/KRA